SERVICING ADDENDUM TO THE MASTER REPURCHASE
                        AGREEMENT DATED FEBRUARY 28, 2000

     Seller, or its, agents shall service and administer the Mortgage Loans for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Mortgage Loan prior to the related Repurchase Date, Buyer's assigns; Seller shal1 have full power and authority; acting alone, to do any and all things in connection with such servicing which Seller or its agents may deem necessary and consistent with the Transactions and agreements contemplated by the Master Repurchase Agreement except that Seller may not modify or amend the terms of the Mortgage Loans in any material respect. However, the obligations of Seller to service the Mortgage Loans on behalf of Buyer shall cease upon the payment by Seller to Buyer of the Repurchase Price therefor. Seller and its agents, in administering and servicing the Mortgage Loans, shall employ procedures (including collection procedures) and exercise the same care customarily employed and exercised by Seller or its agents in servicing and administering mortgage loans for Seller's own account, in accordance with accepted mortgage servicing practices of prudent lending institutions with respect to mortgage loans similar to the Mortgage Loans and giving due consideration to Buyer's reliance on Seller and its agents. Seller shall be responsible for the actions of its agents relating to its servicing of the Mortgage Loans as though Seller itself were servicing the Mortgage Loans. Seller shall collect all Income on behalf of Buyer, and unless otherwise directed by Buyer, Seller shall retain such Income, in trust, for the benefit of the Buyer; provided, however, that upon the request of Buyer, Seller shall remit to Buyer such Mortgage Loan Income; provided further that, unless otherwise directed by Buyer, Seller may release such Mortgage Loan Income from all restrictions hereunder to the extent to any Margin Excess on the business day after notice of such Margin Excess has been delivered to the Buyer. Buyer shall reduce the Purchase price of any Transaction for any Income and any Mortgage Loan Income from the Mortgage Loans actually received by Buyer pursuant to this Paragraph. Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Mortgage Loans on a servicing released basis or (ii) terminate the Seller as servicer of the Purchased Mortgage Loans with or without cause, in each case without payment of any termination fee and such termination shall be effective immediately. Seller further agrees to indemnify and hold Buyer harmless from any claims, losses, liabilities, costs (including attorneys fees) that arise to Seller's servicing of the Mortgage Loans.


     Impac Warehouse Lending Group, Inc.         PMCC Financial Corporation and
                                                 PMCC Mortgage Corporation



     By:/s/ Zoila E. Velasco                     By: /s/ Keith S. Haffner
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     Name: ZOILA E. VELASCO                      Name: KEITH S. HAFFNER
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     Title: VICE PRESIDENT                       Title: CEO
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